EXHIBIT 24.2

RESOLUTIONS OF THE

BOARD OF DIRECTORS

OF BARCLAYS DRYROCK FUNDING LLC

The members of the Board of Directors (the “Board”) of Barclays Dryrock Funding LLC (“Dryrock Funding”) take the following actions by unanimous written consent as of July 30, 2015 (the “Consent”):

Authorization of Power of Attorney

Each of the Directors of Dryrock Funding, hereby authorizes, empowers and directs the President, the Treasurer, the Secretary, any Assistant Secretary, and any Assistant Vice President of Dryrock Funding, as applicable, on behalf of Dryrock Funding, to execute and deliver the Power of Attorney included in the signature page to the registration statement of Dryrock Funding to be filed with the Securities and Exchange Commission on or about July 30, 2015.

Such Power of Attorney shall be substantially in the following form:

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Deepesh Jain, as his or her true and lawful attorney-in-fact and agent, with full power and substitution and resubstitution, for and in his or her own name, place and stead, in any and all capacities, acting alone, to sign this registration statement, any and all amendments (including post-effective amendments) to this registration statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorney-in-fact and agent or any of them or any substitute or substitute for any of them, may lawfully do or cause to be done by virtue hereof.

All of the acts, documents, instruments or other agreements executed or delivered by any of the officers of Dryrock Funding or their designees, for or on behalf of Dryrock Funding, in connection with the matters described in this Consent, whether heretofore or hereafter done or performed, which are in conformity with the intent and purpose of this Consent and the agreements and instruments referred to herein, shall be, and the same hereby are, ratified, confirmed and approved in all respects.

The Board finds that the matters contemplated by the foregoing resolutions are in the best interests of Dryrock Funding and represent a prudent and advisable course of action that does not impair the rights and interests of Dryrock Funding’s creditors.

This Consent shall be recorded and continuously reflected in the minutes of the Board.

This Consent may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the members hereto may execute this Consent by signing any such counterpart.

MEMBERS

/s/ Yasser Rezvi Yasser Rezvi

/s/ Michael Stern Michael Stern

/s/ Clinton Walker Clinton Walker

/s/ Deepesh Jain Deepesh Jain

/s/ Evelyn Echevarria Evelyn Echevarria (Independent Director)

(Signature Page to Resolutions)

CERTIFICATION

I, Deepesh Jain, Vice President and Treasurer of Dryrock Funding, do hereby certify that the consent set forth above is a true and correct copy of the resolutions adopted by the Board of Directors of Dryrock Funding on July 30, 2015 and such resolutions have not been amended or revoked and are in full force and effect on the date hereof.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 30 day of July, 2015.

By:	/s/ Deepesh Jain
Name: Deepesh Jain Title: Vice President and Treasurer

(Certification of Resolutions)